Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. ANNOUNCES

TRANSFER OF LISTING TO THE NASDAQ CAPITAL MARKET

MIAMI, FLORIDA, April 11, 2013 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) received approval from The Nasdaq Stock Market (“NASDAQ”) to transfer the listing of the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market. The NASDAQ Capital Market is one of the three markets for NASDAQ-listed stocks and operates similarly to The NASDAQ Global Market. Companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards. The Company’s common stock began trading on The NASDAQ Capital Market at the opening of business on April 10, 2013. The Company’s common stock will continue to trade under the symbol “SBSA.”

As previously reported, on October 3, 2012, the Company received a written deficiency notice (the “Notice”) from NASDAQ, advising it that the market value of its Class A common stock for the previous 30 consecutive business days had been below the minimum $15,000,000 (“Market Value of Publicly Held Shares Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(3)(C) (the “Rule”). Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), the Company was provided an initial grace period of 180 calendar days, or until April 1, 2013, to regain compliance with the Rule. The Company did not regain compliance with the Rule and on March 29, 2013, it filed an application to be listed on the NASDAQ Capital Market, which was granted on April 9, 2013.

About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Contacts:

Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667